Exhibit 5.1
Manatt, Phelps & Phillips, LLP Direct Dial: (650) 812-1300
May 23, 2008	34172.038

Focus Enhancements, Inc.
1370 Dell Avenue
Campbell, California 95008

Re:	Focus Enhancements, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Focus Enhancements, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 1,000,000 shares of the Company’s Common Stock (the “Shares”) authorized for issuance under the Company’s Amended 2004 Stock Incentive Plan (the “Plan”) as approved by the Company’s Board of Directors on October 22, 2007 and by the Company’s stockholders on December 21, 2007.

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In rendering our opinion, we have examined and reviewed such questions of law as we have deemed necessary or appropriate for the purpose of rendering the opinion set forth herein.  For the purpose of rendering the opinion set forth herein, we have been furnished with and examined only the following documents:

1.	the Second Restated Certificate of Incorporation of the Company, as amended;

2.	the Restated Bylaws of the Company, as amended;

3.	the Registration Statement;

4.	record of proceedings of the Board of Directors and stockholders of the Company pertaining to the Plan; and

5.	the Plan.

With respect to all of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies.  We also have obtained from the officers of the Company certificates as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such certificates.

Based upon the foregoing and such further review of fact and law as we have deemed necessary or appropriate under the circumstances, and assuming, without further inquiry other than our reliance on the certificates of officers, that (i) the consideration for the Shares issued pursuant to the exercise of such options will be received prior to the issuance thereof, (ii) the Shares issued pursuant to the exercise of options, if any, will be issued in accordance with the terms of the Plan and the provisions of the option agreements duly authorized under the Plan and (iii) the grant of awards under the Plan (and any Shares issued upon the exercise thereof) will comply with the securities laws of each state or jurisdiction applicable thereto (other than the Securities Act), upon which assumptions the opinions contained herein are expressly conditioned, we are of the opinion that if, as and when the Shares are issued pursuant to the terms of the Plan, the Shares will be duly authorized, validly issued, fully paid and non-assessable.  This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or any other document, nor is it to be filed with or furnished to any government agency or other person, without our prior written consent.

The opinions set forth in this letter relate only to the federal securities laws of the United States of America and the laws of the State of Delaware including statutory provisions and applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws, and to facts as they presently exist.  In rendering this opinion, we have no obligation to revise or supplement should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.  Please note that we are not admitted to practice in the State of Delaware, however, we are generally familiar with the provisions of the General Corporation Law of the State of Delaware.  You are willing to accept this opinion on that basis.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement which is being filed on behalf of the Company in connection with the registration of the aforementioned Shares under the Securities Act.

Very truly yours,

/s/ Manatt, Phelps & Phillips, LLP
Manatt, Phelps & Phillips, LLP